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                                                            Exhibit 99 (8) (f)

                                AMENDMENT TO THE
                                 TRANSFER AGENCY
                                       AND
                           RELATED SERVICES AGREEMENT

     This Amendment, effective as of the 3rd day of April, 2006, is made to the Transfer Agency and Related Services Agreement dated as of November 27, 2000 (the "Agreement") by and between UBS PACE Select Advisors Trust (f/k/a PaineWebber PACE Select Advisors Trust) (the "Trust") and PFPC Inc. ("PFPC") with respect to the Trust's Class A, B, C and Y shares classes (the "Retail Share Classes").

     WHEREAS, the Trust and PFPC desire to extend the Agreement pursuant to
Section 21 thereof to include two new series of the Trust thereunder, namely its UBS PACE Alternative Strategies Investments and its UBS PACE High Yield
Investments:

     NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree that as of the date first referenced above, the Agreement shall be amended as follows:

1. Exhibit A of the Agreement is hereby deleted and replaced with the revised Exhibit A attached hereto.

2. The Agreement, as amended by this and any prior amendments, ("Modified Agreement") constitutes the entire agreement between the parties with respect to the subject matter hereof. The Modified Agreement supersedes all prior and contemporaneous agreements between the parties in connection with the subject matter hereof. No officer, employee, servant or other agent of either party is authorized to make any representation, warranty, or other promises not expressly contained herein with respect to the subject matter hereof.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first written above.

PFPC INC.                                UBS PACE SELECT ADVISORS TRUST


By: /s/ Michael G. McCarthy              By: /s/ Keith A. Weller
    -----------------------------------      ----------------------------------
    Name:  Michael G. McCarthy               Name:  Keith A. Weller
    Title: Sr. V.P. and General Manager      Title: Vice President and
                                                    Assistant Secretary


                                         By: /s/ Eric Sanders
                                             ----------------------------------
                                             Name:  Eric Sanders
                                             Title: Vice President and Assistant
                                                    Secretary

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                                    EXHIBIT A

                          (Revised as of April 3, 2006)

                               LIST OF PORTFOLIOS

UBS PACE Money Market Investments
UBS PACE Government Securities Fixed Income Investments
UBS PACE Intermediate Fixed Income Investments
UBS PACE Strategic Fixed Income Investments
UBS PACE Municipal Fixed Income Investments
UBS PACE Global Fixed Income Investments
UBS PACE Large Co Value Equity Investments
UBS PACE Large Co Growth Equity Investments
UBS PACE Small/Medium Co Value Equity Investments
UBS PACE Small/Medium Co Growth Equity Investments
UBS PACE International Equity Investments
UBS PACE International Emerging Markets Equity Investments
UBS PACE High Yield Investments
UBS PACE Alternative Strategies Investments